At the special meeting of shareholders of MFS Strategic Value Fund, which was held on October 19, 2001, the following actions were taken:
Item 1. Trustees of the fund were elected as follows:

                                Number of Shares
Nominee                  For                 WithholdAuthority
Jeffrey L. Shames        7,310,274.649       94,530.351
John W. Ballen           7,310,274.649       94,530.351
Lawrence H. Cohn         7,310,500.216       94,304.784
J. David Gibbons         7,307,973.316       96,831.684
William R. Gutow         7,310,500.216       94,304.784
J. Atwood Ives           7,305,910.323       98,894.677
Abby M. O'Neill          7,292,693.739      112,111.261
Lawrence T. Perera       7,310,500.216       94,304.784
William J. Poorvu        7,310,500.216       94,304.784
Arnold D. Scott          7,310,500.216       94,304.784
J. Dale Sherratt         7,310,500.216       94,304.784
Elaine R. Smith          7,309,043.122       95,761.878
Ward Smith               7,308,733.363       96,071.637
Item 2. The amendment or removal of certain fundamental investment policies
                                       Number of Shares
For                                    5,412,785.499
Against                                  154,446.409
Abstain                                  171,970.092
Broker Non-votes                       1,665,603.000
Item 3. The approval of a new investment advisory agreement with Massachusetts Financial Services Company.
                                       Number of Shares
For                                    7,137,450.630
Against                                  104,113.471
Abstain                                  163,240.899
Item 4. The ratification of the election of Ernst & Young LLP as the independent public accountants to be employed by the fund for the fiscal year ending
July 31, 2002.
                                        Number of Shares
For                                     7,233,463.190
Against                                    58,815.939
Abstain                                   112,525.871